Exhibit - 10.31
        Amendment to Shuffle Master, Inc. Outside Directors' Option Plan
                            Effective March 28, 2001


                                  AMENDMENT TO
                              SHUFFLE MASTER, INC.
                         OUTSIDE DIRECTORS' OPTION PLAN
                            EFFECTIVE MARCH 28, 2001


         The undersigned, the Chief Executive Officer of Shuffle Master, Inc. a Minnesota corporation (the "Corporation"), does hereby certify that effective as of the 28th day of March, 2001, the following resolution was adopted by the Board of Directors of the Corporation in accordance with the applicable provisions of Minnesota law:

Resolution Amending Outside Directors' Option Plan, as amended, (the "Plan")
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         RESOLVED, that the undersigned, the members of the Board of Directors of the Corporation, pursuant to Section 10 of the Plan and the applicable provisions of Minnesota law, hereby resolve that Section 5 of the Plan be amended by deleting the existing Section 5. (02) in its entirety and replacing it with the following new section 5. (02):

          "(02) Exercise Price. The exercise price of an Option granted pursuant to Section 5. (01) (a) or (b) shall be 100% of the value of the Stock on the grant date determined in accordance with Section 6 hereof. The exercise price of an Option granted under Section 5. (01) (c) shall be such price as determined by the Board of Directors at the time it makes the grant, including a price which can be determined on the basis of future events."

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 28th day of March, 2001.

                                        /s/ Joseph J. Lahti
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                                        Joseph J. Lahti, Chief Executive Officer